UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2022

OPTION CARE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Option Care Health, Inc. (the "Company") held its 2022 Annual Meeting of Stockholders on May 18, 2022 (the
"Annual Meeting").

(b) The stockholders (1) elected all of the Company's nominees for director, (2) ratified the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022, and (3)
approved the compensation of the Company's executive officers on a non-binding advisory basis.

The final voting results on each of the matters submitted to a vote are as follows:

1.Election of thirteen directors for a term expiring at the next annual meeting of stockholders of the Company or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
Anita M. Allemand	161,727,753	284,457	5,758,458
John J. Arlotta	161,496,820	515,390	5,578,458
Elizabeth Q. Betten	161,085,607	926,603	5,758,458
Elizabeth D. Bierbower	161,726,300	285,910	5,758,458
Natasha Deckmann	161,726,953	285,257	5,758,458
Aaron Friedman	161,727,603	284,607	5,758,458
David W. Golding	161,495,949	516,261	5,758,458
Harry M. Jansen Kraemer, Jr.	160,306,499	1,705,711	5,758,458
R. Carter Pate	160,869,822	1,142,388	5,758,458
John C. Rademacher	161,535,071	477,139	5,758,458
Nitin Sahney	160,443,159	1,569,051	5,758,458
Timothy Sullivan	160,879,177	1,133,033	5,758,458
Mark Vainisi	161,040,971	971,239	5,758,458
2. Ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes
167,710,752	24,637	35,279	N/A
3. Non-binding advisory approval of executive officer compensation:

For	Against	Abstain	Broker Non-Votes
159,688,476	2,268,327	55,407	5,758,458

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date:	May 20, 2022	By:	/s/ Michael Shapiro
Chief Financial Officer